                        NETSCAPE COMMUNICATIONS CORPORATION

                          1995 EMPLOYEE STOCK PURCHASE PLAN
                    (AS AMENDED AND RESTATED THROUGH APRIL 3, 1998)


     The following constitute the provisions of the 1995 Employee Stock Purchase Plan of Netscape Communications Corporation:

     1. PURPOSE. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

     2.   DEFINITIONS.

          (a)  "BOARD" shall mean the Board of Directors of the Company.

          (b)  "CODE" shall mean the Internal Revenue Code of 1986, as amended.

          (c)  "COMMON STOCK" shall mean the Common Stock of the Company.

          (d) "COMPANY" shall mean Netscape Communications Corporation, a Delaware corporation and any Designated Subsidiary of the Company.

          (e) "COMPENSATION" shall mean all base straight time gross earnings, including commissions, overtime, shift premium, and bonuses, but excluding other compensation.

          (f) "DESIGNATED SUBSIDIARIES" shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

          (g) "EMPLOYEE" shall mean any individual who is an Employee of the Company for tax purposes whose customary employment with the Company is at least twenty (20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the 91st day of such leave.

          (h)  "ENROLLMENT DATE" shall mean the first day of each Offering
Period.

     (i) "EXERCISE DATE" shall mean the last day of each Purchase Period or Offering Period, as applicable.

     (j) "FAIR MARKET VALUE" shall mean, as of any date, the value of Common Stock determined as follows:

          (1) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, its Fair Market Value shall be the closing sale price for the Common Stock (or the mean of the closing bid and asked prices, if no sales were reported), as quoted on such exchange (or the exchange with the greatest volume of trading in Common Stock) or system on the date of such determination, as reported in THE WALL STREET JOURNAL or such other source as the Board deems reliable;

          (2) If the Common Stock is quoted on the NASDAQ System (but not on the Nasdaq National Market thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of such determination, as reported in THE WALL STREET JOURNAL or such other source as the Board deems reliable; or

          (3) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

     (k)  "OFFERING PERIOD" shall mean the period of approximately twenty-four
(24) months during which an option granted pursuant to the Plan may be exercised, commencing on the first Trading Day on or after February 1 and August 1 of each year and terminating on the last Trading Day in the periods ending twenty-four months later; provided that the Offering Period which commences on February 2, 1998 will terminate on the last Trading Day on or before February 28, 1999; and provided, however, that the Offering Period commencing on the first Trading Day on or after August 1, 1998, shall last seven (7) months and shall terminate on the last Trading Day on or before February 28, 1999; provided, further, that Offering Periods commencing on or after March 1, 1999, shall be approximately six (6) months in duration, commencing on the first Trading Day on or after March 1 and September 1 of each year and terminating on the last Trading Day in the periods ending six (6) months later. The duration and timing of Offering Periods may be changed pursuant to Section 4 of this Plan.

     (l)  "PLAN" shall mean this Employee Stock Purchase Plan.

     (m) "PURCHASE PRICE" shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided, however, that with respect to Offering Periods commencing on or after August 1, 1998, if the Fair Market Value of a share of Common Stock on the date (the "Authorization Date") on which additional shares of Common Stock (the "New Shares") are authorized for issuance hereunder by the Company's stockholders is higher than the Fair Market Value of a share of Common Stock on the Enrollment Date of any outstanding Offering Period that commenced prior to the Authorization Date, the Purchase Price for New Shares to be issued on any remaining Exercise Date of any Offering Period in effect on the Authorization Date shall be 85% of the Fair Market Value of a share of Common Stock on the Authorization Date or on the Exercise Date, whichever is lower.

          (n) "PURCHASE PERIOD" shall mean the approximately six (6) month period during a twenty-four (24) month Offering Period commencing after one Exercise Date and ending with the next Exercise Date, except that the first Purchase Period of an Offering Period shall commence on the Enrollment Date and end with the next Exercise Date. Six (6) month Offering Periods shall not generally contain Purchase Periods.

          (o) "RESERVES" shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

          (p) "SUBSIDIARY" shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

          (q) "TRADING DAY" shall mean a day on which national stock exchanges and the Nasdaq System are open for trading.

     3.   ELIGIBILITY.

          (a) Any Employee (as defined in Section 2(g)), who shall be employed by the Company on a given Enrollment Date shall be eligible to participate in the Plan.

          (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) which permits his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

     4. OFFERING PERIODS. The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day on or after February 1 and August 1 each year; provided, however, that the Offering Periods which commence on February 2, 1998, and

August 3, 1998, shall terminate on the last Trading Day on or before February 28, 1999; and provided, however, that effective March 1, 1999, Offering Periods shall commence on the first Trading Day on or after March 1 and September 1 of each year, or on such other date as the Board shall determine. Offering Periods shall continue until terminated in accordance with Section 19 hereof. The Board shall have the power to change the duration and timing of Offering Periods (including the commencement dates thereof) with respect to future offerings without shareholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

     5.   PARTICIPATION.

          (a) An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form of Exhibit A to this Plan and filing it with the Company's payroll office prior to the applicable Enrollment Date.

          (b) Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the Employee as provided in Section 10 hereof.

     6.   PAYROLL DEDUCTIONS.

          (a) At the time an Employee files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding ten percent (10%) of the Compensation which he or she receives on each pay day during the Offering Period, and the aggregate of such payroll deductions during the Offering Period shall not exceed ten percent (10%) of the Employee's Compensation during said Offering Period. However, for offering periods beginning on or after March 1, 1999, an Employee may elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding fifteen percent (15%) of the Compensation which he or she receives on each pay day during the Offering Period, and the aggregate of such payroll deductions during the Offering Period shall not exceed fifteen percent (15%) of the Employee's Compensation during such Offering Periods.

          (b) All payroll deductions made for an Employee shall be credited to his or her account under the Plan and will be withheld in whole percentages only. Employee may not make any additional payments into such account.

          (c) Employee may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by completing or filing with the Company a new subscription agreement authorizing a change in payroll deduction rate. The Board may, in its discretion, limit the number of participation rate changes during any Offering Period. The change in rate shall be effective with the first full payroll period following five (5) business days after the Company's receipt of the new subscription agreement unless the Company elects to process a given change in participation more quickly. Employee's subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

          (d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, Employee's payroll deductions may be decreased to 0% at such time during any Purchase Period which is scheduled to end during the current calendar year (the "Current Purchase Period") that the aggregate of all payroll deductions which were previously used to purchase stock under the Plan in a prior Purchase Period which ended during that calendar year plus all payroll deductions accumulated with respect to the Current Purchase Period equal $21,250. Payroll deductions shall recommence at the rate provided in such Employee's subscription agreement at the beginning of the first Purchase Period which is scheduled to end in the following calendar year, unless terminated by the Employee as provided in Section 10 hereof.

          (e) At the time the option is exercised, in whole or in part, or at the time some or all of the Company's Common Stock issued under the Plan is disposed of, the Employee must make adequate provision for the Company's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but will not be obligated to, withhold from the Employee's compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

     7.   GRANT OF OPTION.

          (a) For Offering Periods ending on or before February 28, 1999, on the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company's Common Stock determined by dividing such Employee's payroll deductions accumulated prior to such Exercise Date and retained in the Employee's account as of the Exercise Date by the applicable Purchase Price; provided that in no event shall an Employee be permitted to purchase during each Purchase Period more than a number of Shares determined by dividing $12,500 by the Fair Market Value of a share of the Company's Common Stock on the Enrollment Date; and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof.

          (b) For Offering Periods commencing on or after March 1, 1999, on the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company's Common Stock determined by dividing such Employee's payroll deductions accumulated prior to such Exercise Date and retained in the Employee's account as of the Exercise Date by the applicable Purchase Price; provided, however, that in no event shall an Employee be permitted to purchase during each Purchase Period more than 2,000 Shares; provided further, that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof.

          (c) Exercise of the option shall occur as provided in Section 8 hereof, unless the Employee has withdrawn pursuant to Section 10 hereof, and shall expire on the last day of the Offering Period.

     8.   EXERCISE OF OPTION.

          (a) Unless Employee withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such Employee at the applicable Purchase Price with the accumulated payroll deductions in his or her account.
No fractional shares will be purchased; any payroll deductions accumulated in Employee's account which are not sufficient to purchase a full share shall be retained in Employee's account for the subsequent Purchase Period or Offering Period, subject to earlier withdrawal by the Employee as provided in Section 10 hereof. Any other monies left over in Employee's account after the Exercise Date shall be returned to the Employee. During Employee's lifetime, Employee's option to purchase shares hereunder is exercisable only by him or her.

          (b) With respect to Offering Periods commencing on or after August 1, 1998, if the Board determines that, on a given Exercise Date, the number of shares with respect to which options are to be exercised may exceed the number of shares of Common Stock that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period, the Board may in its sole discretion (i) provide that the Company shall make a pro rata allocation of the shares of Common Stock available for purchase on the Enrollment Date in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Employees exercising options to purchase Common Stock on such Exercise Date, notwithstanding any subsequent authorization of additional shares of Common Stock for issuance under the Plan by the Company's stockholders, or (ii) provide that the Company shall make a pro rata allocation of the shares of Common Stock available for purchase on the Enrollment Date in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Employees exercising options to purchase Common Stock on such Exercise Date, and terminate all Offering Periods then in effect pursuant to Section 19 hereof.

     9. DELIVERY. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each Employee, as appropriate, of a certificate representing the shares purchased upon exercise of his or her option.

     10.  WITHDRAWAL; TERMINATION OF EMPLOYMENT.

          (a) Employee may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company in the form of Exhibit B to this Plan. All of the Employee's payroll deductions credited to his or her account will be paid to such Employee promptly after receipt of notice of withdrawal and such Employee's option for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made for such Offering Period. If Employee withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the Employee delivers to the Company a new subscription agreement.

          (b) Upon Employee's ceasing to be an Employee (as defined in Section 2(g) hereof), for any reason, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such Employee's account during the Offering Period but not yet used to exercise the option will be returned to such Employee or, in the case of his or her death, to the person or persons entitled thereto under Section 14 hereof, and such Employee's option will be automatically terminated. The preceding sentence notwithstanding, an Employee who receives payment in lieu of notice of termination of employment shall be treated as continuing to be an Employee for the Employee's customary number of hours per week of employment during the period in which the Employee is subject to such payment in lieu of notice.

     11. INTEREST. No interest shall accrue on the payroll deductions of Employee in the Plan.

     12.  STOCK.

          (a) The maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be 3,500,000, subject to adjustment upon changes in capitalization of the Company as provided in
Section 18 hereof.

          (b) Employee will have no interest or voting right in shares covered by his option until such option has been exercised.

          (c) Shares to be delivered to Employee under the Plan will be registered in the name of the Employee or in the name of the Employee and his or her spouse.

     13.  ADMINISTRATION.

          (a) The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties.

          (b) Notwithstanding the provisions of Subsection (a) of this Section 13, in the event that Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provision ("Rule 16b-3") provides specific requirements for the administrators of plans of this type, the Plan shall be only administered by such a body and in such a manner as shall comply with the applicable requirements of Rule 16b-3. Unless permitted by Rule 16b-3, no discretion concerning decisions regarding the Plan shall be afforded to any committee or person that is not "disinterested" as that term is used in Rule 16b-3.

     14.  DESIGNATION OF BENEFICIARY.

          (a) Employee may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Employee's account under the Plan in the event of such Employee's death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such Employee of such shares and cash. In addition, Employee may file a written designation of a beneficiary who is to receive any cash from the Employee's account under the Plan in the event of such Employee's death prior to exercise of the option. If Employee is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

          (b) Such designation of beneficiary may be changed by the Employee at any time by written notice. In the event of the death of Employee and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Employee's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Employee, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Employee, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

     15. TRANSFERABILITY. Neither payroll deductions credited to Employee's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14 hereof) by the Employee. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

     16. USE OF FUNDS. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

     17. REPORTS. Individual accounts will be maintained for each Employee in the Plan. Statements of account will be given to participating Employees at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

     18. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, LIQUIDATION, MERGER OR ASSET SALE.

          (a) Subject to any required action by the shareholders of the Company, the Reserves as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

          (b) In the event of the proposed dissolution or liquidation of the Company, the Offering Periods will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board.

          (c) In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Periods then in progress by setting a new Exercise Date (the "New Exercise Date"). If the Board shortens the Offering Periods then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify each Employee in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for his option has been changed to the New Exercise Date and that his option will be exercised automatically on the New Exercise Date, unless prior to such date he has withdrawn from the Offering Period as provided in Section 10 hereof. For purposes of this paragraph, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock and the sale of assets or merger.

     19.  AMENDMENT OR TERMINATION.

          (a) The Board of Directors of the Company may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors on any Exercise Date if the Board determines that the termination of the Offering Period is in the best interests of the Company and its shareholders. Except as provided in
Section 18 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any Employee. To the extent necessary to comply with Rule 16b-3 or under Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain shareholder approval in such a manner and to such a degree as required.

          (b) Without shareholder consent and without regard to whether any Employee rights may be considered to have been "adversely affected," the Board (or its committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by an Employee in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Employee properly correspond with amounts withheld from the Employee's Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

     20. NOTICES. All notices or other communications by Employee to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

     21. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

     22. TERM OF PLAN. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 19 hereof.

     23. AUTOMATIC TRANSFER TO LOW PRICE OFFERING PERIOD. With respect to Offering Periods ending on or before February 28, 1999, to the extent permitted by Rule 16b-3 of the Exchange Act, if the Fair Market Value of the Common Stock on any Exercise Date in an Offering Period is lower than the Fair Market Value of the Common Stock on the Enrollment Date of such Offering Period, then all Employees in such Offering Period shall be automatically withdrawn from such Offering Period immediately after the exercise of their option on such Exercise Date and automatically re-enrolled in the immediately following Offering Period as of the first day thereof.

                                      EXHIBIT A



                         NETSCAPE COMMUNICATIONS CORPORATION


                          1995 EMPLOYEE STOCK PURCHASE PLAN
                  (AS AMENDED AND RESTATED THROUGH APRIL 3, 1998)


                                SUBSCRIPTION AGREEMENT




_____ Original Application                     Enrollment Date: ________________

_____ Change in Payroll Deduction Rate

_____ Change of Beneficiary(ies)



1. ________________hereby elects to participate in the Netscape Communications Corporation 1995 Employee Stock Purchase Plan (the "Employee Stock Purchase Plan") and subscribes to purchase shares of the Company's Common Stock in accordance with this Subscription Agreement and the Employee Stock Purchase Plan.


2. I hereby authorize payroll deductions from each paycheck in the amount of ____% of my Compensation on each payday (1-15%) during the Offering Period in accordance with the Employee Stock Purchase Plan. (Please note that no fractional percentages are permitted.)


3. I understand that said payroll deductions shall be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Employee Stock Purchase Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option.


4. I have received a copy of the complete "Netscape Communications Corporation 1995 Employee Stock Purchase Plan." I understand that my participation in the Employee Stock Purchase Plan is in all respects subject to the terms of the Plan. I understand that my ability to exercise the option under this Subscription Agreement is subject to obtaining shareholder approval of the Employee Stock Purchase Plan.


5. Shares purchased for me under the Employee Stock Purchase Plan should be issued in the name(s) of (Employee or Employee and spouse only):___________
     ________________________.


6. I understand that if I dispose of any shares received by me pursuant to the Plan within 2 years after the Enrollment Date (the first day of the Offering Period during which I purchased such shares) or one year after the Exercise Date, I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were purchased over the price which I paid for the shares. I HEREBY AGREE TO NOTIFY THE COMPANY IN WRITING WITHIN 30 DAYS AFTER THE DATE OF ANY DISPOSITION OF MY SHARES AND I WILL MAKE ADEQUATE PROVISION FOR FEDERAL, STATE OR OTHER TAX WITHHOLDING OBLIGATIONS, IF ANY, WHICH ARISE UPON THE DISPOSITION OF THE COMMON STOCK. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by me. If I dispose of such shares at any time after the expiration of the 2-year and 1-year holding periods, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares, or (2) 15% of the fair market value of the shares on the first day of the Offering Period. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.


7. I hereby agree to be bound by the terms of the Employee Stock Purchase Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Employee Stock Purchase Plan.


8. In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the Employee Stock Purchase Plan:



     NAME:  (Please print)______________________________________________________
                            (First)         (Middle)             (Last)



     __________________________        _________________________________________
      Relationship

                                        ________________________________________
                                        (Address)

Employee's Social
Security Number:                   _________________________________________




Employee's Address:                _________________________________________

                                   _________________________________________

                                   _________________________________________



I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.




Dated:_________________________    __________________________________________
                                   Signature of Employee


                                   __________________________________________
                                   Spouse's Signature (If beneficiary other than spouse)

                                      EXHIBIT B


                         NETSCAPE COMMUNICATIONS CORPORATION


                          1995 EMPLOYEE STOCK PURCHASE PLAN
                  (AS AMENDED AND RESTATED THROUGH APRIL 3, 1998)


                                 NOTICE OF WITHDRAWAL



     The undersigned Employee in the Offering Period of the Netscape Communications Corporation 1995 Employee Stock Purchase Plan which began on _____________ ____, 19__ (the "Enrollment Date") hereby notifies the Company that he or she hereby withdraws from the Offering Period. He or she hereby directs the Company to pay to the undersigned as promptly as practicable all the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her option for such Offering Period will be automatically terminated. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned shall be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Subscription Agreement.


                                   Name and Address of Employee:


                                   _____________________________________

                                   _____________________________________

                                   _____________________________________




                                   Signature:


                                   _____________________________________



                                   Date:________________________________